                                                                   EXHIBIT 4.3.1



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         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS
WARRANT HAVE NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND REGULATION D PROMULGATED THEREUNDER; OR (B) ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY FOR THE ACCOUNT OF THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER SUCH ACT AND ALL OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION OR ITS REPRESENTATIVES THAT SUCH SALE OR TRANSFER WOULD NOT VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.
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WARRANT NO.                                                 TO PURCHASE
                                                          SHARES OF COMMON STOCK
                                                              (NO PAR VALUE)

                      CLASS "F" WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                                  PROBEX CORP.
                            (A COLORADO CORPORATION)


                         PURCHASE PRICE PER SHARE: $0.50


EXPIRATION DATE:  5:00 P.M., DENVER, COLORADO TIME, ON APRIL 26, 2001


         THIS CERTIFIES that, for value received,


is the registered owner and is entitled, subject to the terms and conditions of this Warrant, until the Expiration Date, to purchase the number of shares set forth above of the Common Stock, no par value (the "Common Stock"), of Probex Corp. (the "Corporation") from the Corporation at the purchase price set forth above. The number of shares of Common Stock that may be received upon the exercise of the Warrants and the price to be paid for each share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

         Section 1. EXERCISE OF WARRANTS. Subject to the provisions hereof, the Warrants may be exercised in whole or in part until the Expiration Date, by delivery of this Warrant to the Corporation with the exercise form duly executed and payment of the purchase price (in cash or by certified or bank cashier's check payable to the order of the Corporation) for each share purchased.

         Section 2. CORPORATION'S COVENANTS AS TO COMMON STOCK. Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, free from taxes, liens, and charges with respect to their purchase. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants.

CLASS "F" WARRANT NO.                                                    PAGE  2



         Section 3. METHOD OF EXERCISE; FRACTIONAL SHARES. The purchase rights represented by this Warrant are exercisable at the option of the registered owner in whole at any time, or in part, from time to time, within the period above specified, provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the Corporation shall either (1) pay therefor cash equal to the same fraction of the then current Warrant purchase price per share or, at its option, (2) issue scrip for the fraction, in registered or bearer form approved by the board of directors of the Corporation, which shall entitle the holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the board of directors and specified in the scrip. In case of the exercise of this Warrant for less than all the shares purchasable, the Corporation shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable.

         Section 4. ADJUSTMENT OF SHARES PURCHASABLE. The number of shares purchasable hereunder and the purchase price per share are subject to adjustment from time to time as specified in this Warrant.

         Section 5. LIMITED RIGHTS OF OWNER. This Warrant does not entitle the owner to any voting rights or other rights as a shareholder of the Corporation, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

         Section 6. EXCHANGE FOR OTHER DENOMINATIONS. This Warrant is exchangeable, on its surrender by the registered owner to the Corporation, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the registered owner at the time of surrender.

         Section 7. REGISTRATION RIGHTS. "Piggy-back" registration rights covering the resale of shares of the Common Stock purchased pursuant to this Warrant shall attach to this Warrant in accordance with a registration rights agreement to be delivered and executed by the Corporation at such times as Corporation proposes to register any of the Common Stock under the Securities Act of 1933, as amended.

         Section 8 TRANSFER. Except as otherwise above provided, this Warrant is transferable only on the books of the Corporation by the registered owner in person or by attorney, on surrender of this Warrant, properly endorsed. However, because this Warrant has not been registered under the Securities Act of 1933, as amended, and applicable state securities laws, this Warrant may not be sold or transferred in the absence of an effective registration of it under such Act and all other applicable securities laws or an opinion of counsel acceptable to the Corporation or its representatives that such sale or transfer would not violate applicable securities laws or regulations. Any Common Stock purchased upon exercise of this Warrant shall also be subject to the same restrictions on transfer and will contain the same transfer legend found on the face of this Warrant.

         Section 9 RECOGNITION OF REGISTERED OWNER. Prior to due presentment for registration of transfer of this Warrant, the Corporation may treat the registered owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

         Section 10. EFFECT OF STOCK SPLIT, ETC. If the Corporation, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:

         (a) the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and

CLASS "F" WARRANT NO.                                                    PAGE  3




         (b) the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable as were expressed in the Warrants when initially issued.

         Section 11. EFFECT OF MERGER, ETC. If the Corporation consolidates with or merges into another corporation, the registered owner shall thereafter be entitled on exercise to purchase, with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant. The Corporation shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Corporation) assumes the obligations of this Section 10 by written instrument executed and mailed to the registered owner at the address of the owner on the books of the Corporation. A sale or lease of all or substantially all the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

         Section 12. NOTICE OF ADJUSTMENT. On the happening of an event requiring an adjustment of the Warrant purchase price or the shares purchasable hereunder, the Corporation shall forthwith give written notice to the registered owner stating the adjusted Warrant purchase price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The board of directors of the Corporation, acting in good faith, shall determine the calculation.

         Section. 13 NOTICE AND EFFECT OF DISSOLUTION, ETC. In case a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation (other than in connection with a consolidation or merger covered by Section 10 above) is at any time proposed, the Corporation shall give at least 10 days' written notice to the registered owner prior to the record date as of which holders of Common Stock will be entitled to receive distributions as a result of the proposed transaction. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction;
(3) a brief description of the transaction; (4) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

         Section 14. METHOD OF GIVING NOTICE; EXTENT REQUIRED. Notices shall be given by first class mail, postage prepaid, addressed to the registered owner at the address of the owner appearing in the records of the Corporation. No notice to warrant holders is required except as specified in Sections 11 and 12.

         Section 15. ACCESS TO INFORMATION. The Company will provide an opportunity to any registered owner of this Warrant to ask questions of management of the Company and to obtain information to the extent the Company has the same in its possession prior to any exercise of the owner's rights to purchase Common Stock under this Warrant. Requests for information and any other questions concerning the business and affairs of the Company should be directed to any officer of the Company at its main business offices.

CLASS "F" WARRANT NO.                                                    PAGE  4



         Witness the seal of the Corporation and the signatures of its authorized officers.




Dated:                        (Seal)         PROBEX CORP.




ATTEST:

_____________________________________        By:________________________________
       Alex Daspit,  Secretary                     Thomas G. Murray, President

CLASS "F" WARRANT NO.                                                    PAGE  5







                                  TRANSFER FORM



         For value received, the undersigned hereby sells, assigns, and transfers to

Name ___________________________________________________________________________

Address ________________________________________________________________________


this Warrant and irrevocable appoints                         attorney (with
full power of substitution) to transfer this Warrant on the books of the Corporation.

Date:

_________________________________________

_________________________________________
(Please sign exactly as name appears on Warrant)


                                           Taxpayer ID No. _____________________

In the presence of                         Signature guaranteed by

_________________________________________  _____________________________________

CLASS "F" WARRANT NO.                                                    PAGE  6




                                  EXERCISE FORM



         The undersigned hereby: (1) irrevocably subscribes for ________________ shares of your Common Stock pursuant to this Warrant, and encloses payment of $____________________ therefor; (2) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and (3) if such number of shares is not all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned and delivered to the undersigned at the address below.

      Date:

_________________________________________

_________________________________________
                                           (Please sign exactly as name appears
                                            on Warrant)

                                           Address:  ___________________________

                                           _____________________________________

                                           Taxpayer ID No. _____________________